As filed with the Securities and Exchange Commission on December 9, 2008
Registration No. 333-133970

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to
Form S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
LCC International, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	54-1807038 (I.R.S. Employer Identification Number)
7900 Westpark Drive
Suite A-315
McLean, Virginia 22102
(Address of principal executive office)
LLC International, Inc.
Dean J. Douglas Employment Inducement Plan
(Full title of the Plans)
Kenneth Young
President and Chief Executive Officer
LCC International, Inc.
7900 Westpark Drive
Suite A-315
McLean, VA 22102
(703) 873-2000
(Name, address and telephone number, including area code, of agent for service)
Copies to:
D. Scott Freed, Esq.
Whiteford, Taylor & Preston L.L.P.
Seven Saint Paul Street
Baltimore, MD 21202
(410) 347-8700
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company.)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES
     LCC International, Inc. (the “Company”) is filing with the Securities and Exchange Commission (the “SEC”) this Post-Effective Amendment No. 1 in connection with the Form S-8 Registration Statement No. 333-133970, filed with the SEC on May 10, 2006 (the “Registration Statement”), pursuant to which the Company registered 500,000 shares of Class A Common Stock issuable under the Dean J. Douglas Employment Inducement Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of McLean, Commonwealth of Virginia, on this 9th day of December 2008.

LCC INTERNATIONAL, INC.
By:	/s/ Kenneth Young
	Name:	Kenneth Young
	Title:	President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons on December 9, 2008 in the capacities indicated.

Signature	Title
/s/ Kenneth Young Kenneth Young	President and Chief Executive Officer (Principal Executive Officer)

/s/ Louis Salamone, Jr Louis Salamone, Jr	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Julie A. Dobson Julie A. Dobson	Director

/s/ Ted L. Hoffman Ted L. Hoffman	Director

/s/ Melvin L. Keating Melvin L. Keating	Director

/s/ Richard J. Lombardi Richard J. Lombardi	Director

/s/ Bryant Riley Bryant Riley	Director

/s/ Alan B. Howe Alan B. Howe	Director